Exhibit 99.1

December 10, 2008

Dear Stockholder:

Enclosed is your portion of this month’s distribution to stockholders.  Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) currently pays a cash distribution of $0.6425 per share on an annualized basis, representing a 6.425% yield on a $10.00 share price.  If you have invested through a trustee or participate in Direct Deposit or the Distribution Reinvestment Program, a distribution statement is enclosed in lieu of a check.

If you have any questions about your investment, please contact your financial advisor or Inland Western Investor Relations at 800.541.7661.

Sincerely,

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

Michael J. O’Hanlon
Chief Executive Officer and President

Inland Western Retail Real Estate Trust, Inc.  2901 Butterfield Road  Oak Brook, Illinois 60523  800.541.7661  www.inlandwestern.com